                                                                  EXHIBIT 10.179





                              EMPLOYMENT AGREEMENT




         THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the 31st day of January 2003, by and between Insurance Auto Auctions, Inc., an Illinois corporation (the "Company" or "IAA") and Marcia McAllister ("Employee").

         WHEREAS, Employee has unique experience and knowledge of the operations of the Company;

         WHEREAS, IAA desires to obtain the benefits of Employee's experience and know-how in connection with the operations of the Company, and accordingly, IAA has offered to engage Employee to render consulting and advisory services to IAA on the terms and conditions hereinafter set forth;

         WHEREAS, Employee desires to accept such engagement upon such terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IAA and Employee agree as follows:

         SECTION 1. CONSULTING TERMS AND DUTIES. Upon the terms and conditions set forth herein, IAA hereby retains and engages Marcia McAllister as an Employee, and Employee hereby accepts such retention and engagement and agrees, to render such advisory and consulting services to IAA with respect to matters pertaining to the Company's Government Affairs function in which Employee's experience and knowledge could prove beneficial to the Company.

         SECTION 2. TERM. The term of Employee's retention and engagement by Company under this Agreement shall commence on February 1, 2003 and shall continue through and expire on January 31, 2004 (the "Term"). The Company, at its discretion can choose to renew the Agreement for one-year periods on terms satisfactory to the Company and Employee. During any renewal term, either party may terminate this Agreement at any time upon thirty days advance written notice to the other party.

         SECTION 3. COMPENSATION.

                (a) Availability and Fees. During the Term, Employee agrees to be available for consulting up to the maximum number of hours as set forth below. In consideration for the availability of Employee hereunder and the services rendered pursuant to the Agreement, IAA will pay Employee $60,000 per year in equal periodic payments as the Company generally pays its employees, but in no event less frequently than monthly. In addition, the Company will pay the Employee an additional sum of $225.00 per hour for hours worked in excess of two-hundred sixty-seven (267) per year. Employee is responsible for properly tracking hours worked.

                (b) Reimbursement of Expenses. Company shall reimburse Employee for those reasonable and necessary out-of-pocket expenses which have been approved by IAA prior to their incurrence and which have been incurred by Employee in connection with the rendering of services hereunder. Any reimbursement to be made by IAA pursuant to this Section 3(b) shall be made following submission to IAA by Employee of reasonable documentation of the expenses incurred.

         SECTION 4. BENEFITS

         4.1 EMPLOYED LAWYERS AGREEMENT. Employee shall remain covered by the Company's insurance policy for Employed Lawyers, so long as Employee continues to provide services to the Company.

         4.2 CONTINUATION OF MEDICAL INSURANCE. Employee and/or her spouse shall remain covered by the Company's medical and dental insurance provided the Employee pays the full cost of the medical and dental plans for such coverage while under this consulting arrangement. Subsequent continuation under the Company's medical and dental plans will be available until Employee reaches age 65, subject to Employee properly electing coverage pursuant to the Employee Retirement Income Security Act of 1974, as amended ("COBRA").

         4.3 2002 CORPORATE MANAGEMENT INCENTIVE PLAN (the "Plan"). Employee shall be eligible for participation in the Plan of IAA, at the same level of participation as would have been the case had she remained the Vice President of Government Affairs until the payment of incentive compensation for 2002.

         4.4 INDEMNIFICATION AGREEMENT. The Indemnification Agreement between IAA and Employee dated February 24, 1999 remains in full force and effect, not only with respect to the time during which Employee was an officer of IAA, but also with respect to any other time in which Employee is or was an employee, consultant or independent contractor of or to IAA.

         4.5 SURVIVAL OF PROVISIONS. The provisions of this Section 4 shall survive the termination of this Agreement.

         SECTION 5. RESTRICTIVE COVENANTS.

         5.1 NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

                (a) Employee recognizes and acknowledges that certain knowledge and information which she has acquired or developed relating to the Company including, but not limited to (i) any information pertaining to the finances, business, planning, operations, services, potential services, products, potential products, technical information and/or know-how, computer software, formulas, production, purchasing, marketing, sales, personnel, customers, brokers, suppliers, or other information of IAA; (ii) any papers, data, records processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, customer lists, or documents of IAA; (iii) any confidential information or trade secrets of any third party provided to IAA in confidence or subject to other use or disclosure restrictions or limitations; and (iv) any other information, written, oral, or electronic, whether existing now or at some time in the future, whether pertaining to current or future developments, and whether previously accessed during your tenure with IAA or to be accessed during your future employment with IAA, which pertains to IAA's affairs or interests or with whom or how IAA does business (hereinafter collectively referred to as "Confidential Information") are the valuable property of Company and shall be held by Employee in confidence and trust for the sole benefit of Company.

                (b) Employee agrees not to use, disclose, divulge or publish, without the prior written consent of IAA, at any time during the term hereof or thereafter, any Confidential Information. Provided, however, that Confidential Information shall not include (a) information which is known to the public or is generally known within the industry of businesses comparable to the Company (other than as a result of Employee's violation of this covenant) or (b) information which Employee is required to disclose pursuant to law or order of a court having jurisdiction over Employee (provided that Employee offers IAA an opportunity to obtain an appropriate protective order or administrative relief against disclosure of such Confidential Information).

                (c) All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, or microfiche or by any other means, made or compiled by or on behalf of Employee in connection with the rendering by Employee of consulting services hereunder, or made available by the Company to Employee relating to the Company, are and shall be IAA's property and shall be delivered to IAA promptly on the request of IAA.

         5.2 NON-COMPETITION.

                (a) Except for the Permitted Activity (defined below), for a period commencing on the date hereof and terminating at the end of the Term of this Agreement (the "Restricted Period"), the Employee, unless acting in accordance with the Company's prior written consent (which consent may be given by any duly authorized officer of the Company) shall not, anywhere in the United States ("Restricted Territory") directly or indirectly, own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, investor, owner, partner, manager, joint venturer or similar affiliation with, any business or enterprise engaged in the Business; provided, however, the Employee may own, directly or indirectly, securities of any person having a class of securities (a) registered under the Securities Exchange Act of 1934 and (b) publicly traded, if the Employee is not a controlling person of, or a member of a group which controls, such person and the Employee does not, directly or indirectly own more than two percent (2%) of any class of securities of such person (the "Permitted Activity"). "Business" shall mean the business of towing, processing, appraising, auctioning and selling, and processing claims with respect to damaged, abandoned, repossessed, total loss and recovered theft automobiles, trucks, motorcycles, boats, trailers, motor houses and other types of vehicles.

                (b) Employees. During the Restricted Period, Employee shall not, directly or indirectly, (i) solicit for employment and/or hire or offer employment to any individual who is or was an employee of the Company and who becomes an employee of the Company or its subsidiaries at any time during the Restricted Period, or (ii) encourage any such individual to terminate his or her relationship with the Company or its subsidiaries.

                (c) Customers. During the Restricted Period, the Employee shall not solicit any person who is or was a customer or client of the Company, or its subsidiaries and who becomes a customer or client of the Company or its subsidiaries at any time during the Restricted Period, for the purpose of (i) engaging in, or assisting any person or entity in engaging in, the Business, or
(ii) soliciting or encouraging any customer, client of the Company, or its subsidiaries to terminate or otherwise alter his, hers or its relationship or prospective relationship with the Company or its subsidiaries.

         5.3 RIGHTS AND REMEDIES UPON BREACH. If Employee breaches, or threatens to commit a breach of, any of the provisions of Section 5.1 or 5.2 (the "Restrictive Covenants"), IAA shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to IAA and that money damages would not provide an adequate remedy to IAA. IAA shall also have any other rights and remedies available to it under law or in equity.

         5.4 SEVERABILITY OF COVENANTS. Employee acknowledges and agrees that the Restrictive Covenants are reasonable and valid in scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Nondisclosure Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

         SECTION 6. MISCELLANEOUS.

                (a) Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (with a copy also sent by another means herein provided for), sent by certified, registered or express mail, postage prepaid or sent by reputable air courier. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission) and delivery by another permitted means or, if mailed, five days after the date of deposit in the United States mail or, if sent by courier, two days after the date of deposit with such courier, addressed as follows:



         if to Company, to:
                  Insurance Auto Auctions, Inc.
                  850 E. Algonquin Road
                  Schaumburg, IL  60173
                  Attention:  General Counsel
                  Telecopy:  (847) 839-3939

         if to Employee, to:

                  Marcia McAllister
                  305 Ridge Road
                  Barrington Hills, IL 60010
                  Telecopy:  (847) 381-3799

                Any party may change its address for notice hereunder by notice to the other party hereto given in accordance herewith.

                (b) Assignability. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party.

                (c) Governing Law. The parties agree that this Agreement shall be construed and governed in accordance with the internal laws of the State of Illinois, without giving effect to principles of conflicts of laws.

                (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

                (e) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                (f) Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto with respect to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between parties, written or oral, relating to the subject matter of this Agreement. This Agreement may be amended, superseded, cancelled, renewed, or extended and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

                (g) Waivers. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                (h) Headings. The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

                (i) Definitions of "Person". As used herein, the term "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or any political subdivision thereof.

                IN WITNESS WHEREOF, IAA and Employee have signed this Agreement as of the day and year written above.

                                            INSURANCE AUTO AUCTIONS, INC.:


                                            /s/ Thomas O'Brien
                                            ------------------------------------
                                            By: Tom O'Brien
                                            Its:  CEO & President




                                            /s/ Marcia McAllister
                                            ------------------------------------
                                            Marcia McAllister